POWER OF ATTORNEY


Each person whose signature appears below constitutes and appoints Francis J. Alfano, with full power of substitution, his/her true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his/her behalf in his/her capacities indicated below which he may deem necessary or advisable to enable MTM Technologies, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


 /s/ Gerald A. Poch         Chairman of the Board of Directors    June 30, 2005
-------------------------
     Gerald A. Poch


/s/ Francis J. Alfano       Chief Executive Officer               June 30, 2005
-------------------------   (Principal Executive Officer)
   Francis J. Alfano        and Director


 /s/ Alan Schwartz          Senior Vice President and             June 30, 2005
-------------------------   Chief Financial Officer
     Alan Schwartz          (Principal Financial and
                            Accounting Officer)

/s/ Steven H. Rothman       Executive Vice President              June 30, 2005
-------------------------   and Director
    Steven H. Rothman


/s/ Clifford Friedman       Director                              June 30, 2005
-----------------------
    Clifford Friedman


/s/ Richard R. Heitzmann    Director                              June 30, 2005
-------------------------
  Richard R. Heitzmann


 /s/ William Lerner         Director                              June 30, 2005
-------------------------
     William Lerner


 /s/ Alvin E. Nashman       Director                              June 30, 2005
-------------------------
    Alvin E. Nashman


/s/ Arnold J. Wasserman     Director                              June 30, 2005
-------------------------
  Arnold J. Wasserman